Information Statement
                Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934

Check the appropriate box:
[ ]   Preliminary Information Statement
[ ]   Confidential, for use of the Commission only (as
      permitted by Rule 14c-5(d)(2))
[X]   Definitive Information Statement

                   RAIKE FINANCIAL GROUP, INC.
        ------------------------------------------------
        (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14c-
      5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies: ______________.

     (2) Aggregate number of securities to which transaction applies: ______________.
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ________________.
     (4)  Proposed maximum aggregate value of transaction:
          _______________.
     (5)  Total fee paid: ______________.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid: ___________.
     (2)  Form, Schedule or Registration Statement No.:_________.
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     (4)  Date filed: ______________.



                   RAIKE FINANCIAL GROUP, INC.
                         275 Parkway 575
                    Woodstock, Georgia 30188

                   RAIKE FINANCIAL GROUP, INC.

         Special Meeting of Shareholders, June 25, 2004

                      Information Statement
 Pursuant to Section 14(c) of the Securities Exchange Act of 1934
 ----------------------------------------------------------------

The Rules of the U.S. Securities Exchange Commission require that we provide you with this Information Statement prior to the Special Meeting

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

The only matter to be acted upon at the Special Meeting is the election of Directors

Item 1.   Date, Time and Place of Meeting.
          -------------------------------

DATE:     June 25, 2004
TIME:     10:00 a.m.
PLACE:    275 Parkway 575, Woodstock,
          Georgia 30188


Item 2.   Voting Securities and Percentage Required
          -----------------------------------------

Voting Securities:      17,641,775 shares of Common Stock
                        each entitled to one (1) vote per
                        share.

Record Date:            May 31, 2004

Percentage Required:    51% of shares present and voting


Item 3.   Principal Holders of Common Stock:
          ---------------------------------

The following table sets forth the record ownership of our Common Stock as of May 31, 2004 as to (i) each person or entity who owns more than five percent (5%) of any class of our Securities (including those shares subject to outstanding options), (ii) each person named in the table appearing in "Remuneration of Directors and Officers", and (iii) all officers and directors of the Company as a group.


NAME & ADDRESS                 SHARES            PERCENT OF
                               OWNED             CLASS
-----------------------------------------------------------
William J. Raike, III        12,193,000            69.11%
275 Parkway 575
Woodstock, GA 30188

Morris Brunson                1,544,000             8.75%
275 Parkway 575
Woodstock, GA 30188

William Bertsche                800,000             4.53%
275 Parkway 575
Woodstock, GA 30188

OFFICERS & DIRECTORS AS A    14,537,000            82.40%
GROUP


To the best of our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them, subject to community property laws where applicable. The above referenced number of shares does not include shares available upon exercise of the options described below.

Item 4.   Directors and Executive Officers
          --------------------------------

Set forth below is information regarding our directors and executive officers. We have no other management employees besides those described below. Set forth below is information about nominees to become directors. There are currently no other persons under consideration to become directors or executive officers.

NAME                          AGE       POSITION
-------------------------------------------------------------------
William J. Raike, III         45        Chairman, President
                                        and CEO

Melissa L. Whitley            27        Treasurer, CFO and Director

Morris L. Brunson             64        Director

William D. Bertsche           59        Director

Christopher Casdia            34        COO and Director

Geoffrey T. Chalmers          68        Director


The Board of Directors has designated an Audit Committee of the Board of Directors consisting of two members, that will review the scope of accounting audits, review with the independent auditors the corporate accounting practices and policies and recommend to whom reports should be submitted within the Company, review with the independent auditors their final report, review with independent auditors overall accounting and financial controls, and be available to the independent auditors during the year for consultation purposes. The Board of Directors has also designated a Compensation Committee of the Board of Directors consisting of three Directors, which will review the performance of senior management, recommend appropriate compensation levels and approve the issuance of stock options pursuant to the Company's stock option plan. All Directors and officers of the Company serve until their successors are duly elected and qualify.

The Audit Committee consists of Morris Brunson, and William
Bertsche.

The Compensation Committee consists of Morris Brunson, William
Raike, and William Bertsche.

William J. Raike, III, Chairman, President and CEO (Since 1995)
---------------------------------------------------------------
Mr. Raike's twenty-year tenure in the financial services industry has been marked with numerous accomplishments. His brokerage career began as a Financial Consultant with the NASD member national brokerage firm JW Gant & Co., where he started as a trainee and in less than five years was promoted to vice president and branch manager in Atlanta, Georgia. Mr. Raike later spent approximately two years with a NYSE Member Firm located in Richmond, Virginia and approximately two years as an independent owner-operator of a branch office with an NASD member firm. Mr. Raike formed Raike Financial Group, Inc. in March of 1995 and has been successful in growing the Company from two registered representatives and $200,000 in 1995 to over 100 registered representatives and approximately $10,000,000 in revenues by the year 2000. Mr. Raike oversees all divisions of the Company holds the Series 4 (Registered Options Principal), 7 (General Securities Representative), 24 (General Securities Principal), 55 (Equity Trader), 63 (State Securities License) and 65 (Registered Investment Advisor) licenses.

Melissa L. Whitley, Treasurer, CFO and Director (Since 2003)
------------------------------------------------------------
Mrs. Whitley has been with Raike Financial Group, Inc. since its inception in March 1995. Prior to joining Raike Financial, she was the operations manager of an independently owned OSJ branch office. Mrs. Whitley has served in several capacities during her tenure at Raike Financial including: trading operations, administrative operations, as well as accounting and payroll. Mrs. Whitley currently holds a Series 27 Financial Operations Principal License.

Morris L. Brunson, Director (Since 1995)
----------------------------------------
Mr. Brunson graduated from Berry College in 1958 with a degree in Business Administration with a concentration in Accounting. His career has been spent in the accounting and financial areas primarily in the health care business. He was the Accounting Manager for Floyd Medical Center, a Cost Accountant for Ledbetter Construction Co. and has held several positions at the American Red Cross and the United Way. He retired from the firm in 1998 to pursue the management of several personal investments.

William D. Bertsche, Director (Since 1995)
------------------------------------------
Mr. Bertsche was educated at Santa Rosa College in Santa Rosa, California and at River Falls College in Wisconsin. At an early age, Mr. Bertsche managed a family business in the dairy industry and since has managed private business ventures in the private security industry. He is an entrepreneur and has been self employed for the better part of his life and spends his time managing his personal investments.

Christopher Casdia, COO and Director (Since 2003)
-------------------------------------------------
Mr. Casdia is Raike Financial Group's Chief Operating Officer with responsibility for achieving short and long-term financial and operational goals for the Company. Prior to joining Raike Financial, Mr. Casdia was the branch manager of an equity day-trading firm. His responsibilities included managing the overall risk of equity exposure, educating and training traders, and branch office profit and loss financial statements. Prior to this, Mr. Casdia served as Chief Compliance Officer and Chief Financial Officer of Barron Chase Securities. Barron Chase served a niche market in the investment banking community and had many very successful Initial Public Offerings. With Barron Chase, Mr. Casdia was responsible for overall compliance with the firm policies and the SEC financial reports that are required of all broker-dealers.

Geoffrey T. Chalmers, Director (Since 2003)
-------------------------------------------
Mr. Chalmers is a graduate of Harvard College and Columbia Law School. He has been a practicing attorney for over 35 years in corporate and securities law, having acted as general counsel to several public and private companies, including broker dealers. He is engaged in private practice.

Item 5.   Executive Compensation
          ----------------------

The following table sets forth the current annual salary of our highest-paid officer:

Name or Group            Title                     Compensation
-------------            -----                     ------------
William J. Raike, III    Chairman, President       $130,000 (*)
                         and CEO


Total Salaries for 2003 of All Officers and Directors as a Group
$ 357,058.

     (*)  Mr. Raike also receives a 2-1/2% override on sales.
          William and Shannon Raike were paid under a consulting agreement during 2003. Effective June 30, 2003, Shannon
          Raike resigned as an officer of the Company.

The Company sponsors an incentive stock option plan for the benefit of certain employees in order that they might purchase Company stock at a certain price. A total of 800,000 shares of the Company's common stock are reserved for possible issuance under this plan. During 2001, 555,500 options were issued pursuant to this plan at an option price of $.01. During 2002, 480,500 options were exercised and 25,000 options were forfeited leaving 50,000 options outstanding at December 31, 2002. No options were granted during 2002, 2003 and 2004 through May 31, 2004.All options are currently exercisable

No directors and officers currently hold any options.

Item 6.   Certain Relationships
          ---------------------

The Company has entered into a consulting agreement with the majority shareholders of the Company. This consulting agreement calls for annual consulting fees totaling $250,000. Additionally, the majority shareholders are to receive a bonus equal to 2.5% of revenues of the Company. During 2002, this bonus totaled $144,691. During 2003, the bonus totaled $208,590, of which $86,063 was forgiven. During 2003 and 2002 the majority shareholders forgave $15,469 and $31,554, respectively, of consulting fees.

During 2003, the majority shareholder of the Company advanced the Company $175,000 in the form of a non-interest bearing advance.
$170,021 of this advance was repaid during 2003 leaving an outstanding balance of $4,979 as of December 31, 2003. The remaining advance was repaid in January 2004.

During 2003 and 2002, the Company received $10,500 and $173,348, respectively, from Raike Investments, LP, an affiliate through common ownership, as reimbursement for marketing expenses.

Effective October 13, 2000, the Company signed a five-year lease for approximately 4,500 square feet of office space at a rate of $18 per square foot or $84,000 per year. The Company signed a three-year lease effective August 1, 2002 for an additional 500 square feet of office space at $18 per square foot or $9,000 per year. For both leases, the lessor is White Mountain Partners, Inc., a corporation wholly owned by the majority shareholders of the Company. During 2003, White Mountain Partners, Inc. sold the office building to an unrelated third party and the Company signed a two-year lease agreement for approximately 4,000 square feet of office space. The lease agreement between the Company and White Mountain Partners, Inc. was terminated at that time. Rent expense for the years ended December 31, 2003 and 2002 approximated $73,000 and $89,000, respectively.

Item 7. Changes In and Disagreements with Accountants on
        Accounting and Financial Disclosure.
        ------------------------------------------------

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosure during 2002 or though May 31. 2004.

Item 8. Financial Information
        ---------------------

Audited financial statements for the year ended December 31, 2003 were previously mailed to you . Further financial information may be found in the Company's reports filed with the U.S. Securities Exchange Commission at www.sec.gov . Copies of these reports will be furnished on request by calling (770) 516-6996.